EX-23.2
                      CONSENT OF ACCOUNTANTS

        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
GameZnFlix, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 POS of our report dated April 12, 2004 in the Form 10-KSB of GameZnFlix, Inc. (formerly known as Point Group Holdings, Incorporated) for the fiscal year ended December 31, 2003, and to all references to our firm included in this Registration Statement.


/s/ Smith and Company
Smith and Company
Salt Lake City, Utah
August 25, 2004